Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 27, 2017, with respect to the consolidated financial statements included in the Annual Report of Tactile Systems Technology, Inc. on form 10-K for the year ended December 31, 2016. We consent to the incorporation by reference of said report in the Registration Statement of Tactile Systems Technology, Inc. on Form S-8 (file No. 333-212704).

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

February 27, 2017